UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, Brandywine Realty Trust held its 2014 Annual Meeting of Shareholders. At the meeting, the shareholders voted on: (1) the election of seven trustees, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014, and (3) a non-binding, advisory vote regarding the compensation of our named executive officers. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Trustees

Trustee	Votes For	Withheld	Broker Non-Votes
Walter D'Alessio	132,811,185	5,251,596	8,068,271
Anthony A. Nichols, Sr.	135,863,090	2,199,691	8,068,271
Gerard H. Sweeney	136,164,771	1,898,010	8,068,271
Wyche Fowler	130,830,144	7,232,637	8,068,271
Michael J. Joyce	134,078,990	3,983,791	8,068,271
Charles P. Pizzi	133,069,675	4,993,106	8,068,271
James C. Diggs	133,953,670	4,109,111	8,068,271

Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014

Votes For	Votes Against	Abstentions
144,101,435	2,008,787	20,830

Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,707,871	8,018,878	2,336,032	8,068,271

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
BRANDYWINE REALTY TRUST

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP L.P.

By: Brandywine Realty Trust, its sole General Partner

By: /s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: May 29, 2014